EXHIBIT 23.1


                           INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-38702 of Quanex Corporation on Form S-8 of our report dated May 17, 1995, appearing in this Annual Report on Form 11-K of Quanex Corporation Employee Savings Plan for the year ended December 31, 1994.



 /s/  Deloitte & Touche LLP
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      DELOITTE & TOUCHE LLP

Houston, Texas
June 29, 1994